Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 333-121170, 333-130453, 333-148112, and 333-156205) pertaining to the Intuit Inc. 2005 Equity Incentive Plan,

(2)	Registration Statements (Form S-8 Nos. 333-139452 and 333-163728) pertaining to the Intuit Inc. 2005 Equity Incentive Plan and Intuit Inc. Employee Stock Purchase Plan,

(3)	Registration Statements (Form S-8 Nos. 333-171768, 333-193551, and 333-215639) pertaining to the Intuit Inc. Amended and Restated 2005 Equity Incentive Plan,

(4)	Registration Statements (Form S-8 Nos. 333-179110 and 333-201671) pertaining to the Intuit Inc. Employee Stock Purchase Plan,

(5)	Registration Statement (Form S-8 No. 333-161044) pertaining to the PayCycle, Inc. 1999 Equity Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-163145) pertaining to the Mint Software Inc. Third Amended and Restated 2006 Stock Plan,

(7)	Registration Statement (Form S-8 No. 333-181732) pertaining to the Demandforce, Inc. 2007 Equity Incentive Plan,

(8)	Registration Statement (Form S-8 No. 333-193184) pertaining to the Docstoc Inc. 2007 Stock Plan,

(9)
Registration Statement (Form S-8 No. 333-197082) pertaining to the Check Inc. Second Restated 2007 Stock Option Incentive Plan and Netgate Software Ltd. Israeli Sub-Plan to the Check Inc. Second Restated 2007 Stock Option Incentive Plan,

(10)	Registration Statement (Form S-8 No. 333-201426) pertaining to the Acrede Technology Group Holdings Limited 2014 Equity Incentive Plan,

(11)	Registration Statement (Form S-8 No. 333-202214) pertaining to the Porticor Ltd. 2015 Incentive Plan,

(12)	Registration Statements (Form S-3 Nos. 333-50417, 333-63739, 333-54610, 333-192130, and 333-239397) of Intuit Inc., and

(13)	Registration Statements (Form S-4 Nos. 333-71097 and 333-237944) of Intuit Inc.;

of our reports dated August 31, 2020, with respect to the consolidated financial statements and schedule of Intuit Inc. and the effectiveness of internal control over financial reporting of Intuit Inc. included in this Annual Report (Form 10-K) of Intuit Inc. for the year ended July 31, 2020.

/s/ Ernst & Young LLP

San Jose, California
August 31, 2020